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Exhibit 23.2

Rush Enterprises, Inc.
New Braunfels, Texas

We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement of our report dated April 9, and September 14, 2004, relating to the consolidated financial statements of American TruckSource, Inc. and Subsidiaries appearing in Rush Enterprises, Inc.'s Form S-3 filing dated September 20, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                      /s/ BDO Seidman, LLP

Dallas, Texas

September 20, 2004

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  Exhibit 23.2